EXHIBIT (99)(a)

NEWS RELEASE

July 20, 2009
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported net earnings of $1.4 million, or $0.25 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the three months ended June 30, 2009 as compared to $2.2 million or $0.39 basic and diluted net earnings per share, for the same period one year ago.  After adjusting for $348,000 in dividends and accretion on preferred stock, net earnings available to common shareholders for the three months ended June 30, 2009 was $1.0 million, or $0.18 basic and diluted net earnings per common share.  Net earnings from recurring operations for the three months ended June 30, 2009 was $526,000, or $0.09 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, as compared to second quarter 2008 net earnings from recurring operations of $2.2 million, or $0.39 basic net earnings per share and $0.38 diluted net earnings per share.  Tony W. Wolfe, President and Chief Executive Officer, attributed the decrease in second quarter earnings to an increase in provision for loan losses, a decrease in net interest income and an increase in non-interest expense, which were partially offset by an increase in non-interest income.  Mr. Wolfe noted that the decline in earnings for the second quarter reflects the continuing impact of the current financial crisis in the increase in non-performing assets and net charge-offs when compared to the same quarter in 2008.  Mr. Wolfe stated that the recessionary environment continues to have an adverse impact on real estate values, new home sales and construction, necessitating an increase in the provision for loan losses as the risk of loss in the loan portfolio increases.

Year-to-date net earnings as of June 30, 2009 was $2.0 million, or $0.36 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, as compared to $4.2 million, or $0.76 basic net earnings per share and $0.75 diluted net earnings per share, for the same period one year ago.  After adjusting for $550,000 in dividends and accretion on preferred stock, net earnings available to common shareholders for the six months ended June 30, 2009 was $1.4 million, or $0.26 basic and diluted net earnings per common share.  Net earnings from recurring operations for the six months ended June 30, 2009 was $1.4 million, or $0.26 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, as compared to net earnings from recurring operations of $4.2 million, or $0.75 basic net earnings per share and $0.74 diluted net earnings per share, for the same period one year ago.  The decrease in year-to-date earnings is primarily attributable to an increase in provision for loan losses, a decrease in net interest income and an increase in non-interest expense, which were partially offset by an increase in non-interest income as discussed below.

Shareholders’ equity increased to $98.5 million, or 9.69% of total assets, at June 30, 2009 as compared to $72.2 million, or 7.69% of total assets, at June 30, 2008, primarily due to the issuance on December 23, 2008 of $24.4 million in Series A preferred stock and a warrant for shares of common stock with a value of $704,000 associated with the Company’s participation in the U.S. Treasury Department’s Capital Purchase Program (“CPP”) under the Troubled Asset Relief Program.  The CPP, created by the U.S. Treasury, is a voluntary program in which selected, healthy financial institutions are encouraged to participate.  Approved use of the funds includes, among other things, providing credit to qualified borrowers, either as companies or

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS – PAGE TWO

individuals.  Such participation is intended to support the economic development of the community and thereby restore the health of the local and national economy.

Net interest income was $8.2 million for the three-month period ended June 30, 2009 compared to $8.4 million for the same period one year ago.  This decease in interest income is primarily due to a 175 basis point reduction in the Bank’s prime commercial lending rate from June 30, 2008 to June 30, 2009, which was partially offset by a decrease in the cost of funds and an increase in interest earning assets.  Net income from derivative instruments was $877,000 for the three months ended June 30, 2009 compared to $899,000 for the same period in 2008.  Net interest income after the provision for loan losses decreased 23% to $5.9 million during the second quarter of 2009, compared to $7.7 million for the same period one year ago.  The provision for loan losses for the three months ended June 30, 2009 was $2.3 million as compared to $681,000 for the same period one year ago, primarily attributable to a $14.1 million increase in non-performing assets from June 30, 2008 to June 30, 2009, a $616,000 increase in net charge-offs during second quarter 2009 compared to second quarter 2008 and growth in the loan portfolio.   Net charge-offs in second quarter 2009 included $322,000 on construction and acquisition and development loans, $403,000 on mortgage loans and $300,000 on non-real estate loans, which included $110,000 on commercial loans.

Recurring non-interest income increased 3% to $2.9 million for the three months ended June 30, 2009, as compared to $2.8 million for the same period one year ago.  The increase in recurring non-interest income is primarily due to a $129,000 increase in mortgage banking income resulting from increased mortgage loan demand.  Net non-recurring gains of $1.4 million for the three months ended June 30, 2009 included a $1.8 million gain on sale of securities, which was partially offset by the write-down of two investments totaling $397,000. Management determined the market value of these investments had decreased significantly and were not temporary impairments, therefore write-downs were appropriate during the second quarter of 2009.  This $1.4 million net gain on the sale and write-down of securities for the three months ended June 30, 2009 was partially offset by a $24,000 loss on the disposition of assets.  Net non-recurring gains of $22,000 for the three months ended June 30, 2008 were due to gains on the disposition of assets.

Non-interest expense increased 12% to $8.0 million for the three months ended June 30, 2009, as compared to $7.1 million for the same period last year.  The increase in non-interest expense included: (1) an increase of $225,000 or 6% in salaries and benefits expense primarily due to a $103,000 decrease in the allocation of the costs to originate loans associated with FAS 91 in second quarter 2009 compared to the same period last year due to lower loan volume in 2009, (2) an increase of $97,000 or 8% in occupancy expense due to an increase in furniture and equipment expense, and (3) an increase of $520,000 or 25% in non-interest expenses other than salary, benefits and occupancy expenses.  The increase in non-interest expenses other than salary, benefits and occupancy expenses is primarily attributable to an increase of $192,000 in debit card expense and an increase of $383,000 in FDIC insurance expense due to an increase in 2009 FDIC insurance assessment rates and a $196,000 accrual for the FDIC insurance special assessment booked in second quarter 2009.

Year-to-date net interest income as of June 30, 2009 decreased 1% to $16.1 million compared to $16.2 million for the same period one year ago.   This decrease is primarily attributable to a reduction in the Bank’s prime commercial lending rate.   The decrease in loan interest income resulting from a decline in prime rate was partially offset by an increase in income from derivative instruments.  Net income from derivative instruments was $2.0 million for the six months ended June 30, 2009 compared to $1.3 million for the same period in 2008.  Net interest income after the provision for loan losses decreased 21% to $12.1 million for the six months ended June 30, 2009, compared to $15.2 million for the same period one year ago.  The provision for loan losses for the six months ended June 30, 2009 was $4.0 million as compared to $1.1 million for the same period one year ago, primarily attributable to an increase in non-performing assets, a $1.2 million increase in net charge-offs during the six months ended June 30, 2009 compared to the same period last year and growth in the loan portfolio.  Net charge-offs during the six months

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS – PAGE THREE

ended June 30, 2009 included $618,000 on construction and acquisition and development loans, $485,000 on mortgage loans and $650,000 on non-real estate loans, which included $321,000 on commercial loans.

Recurring non-interest income increased 3% to $5.5 million for the six months ended June 30, 2009, as compared to $5.4 million for the same period one year ago.  The increase in recurring non-interest income is primarily due to a $143,000 increase in mortgage banking income resulting from increased mortgage loan demand.  Net non-recurring gains of $912,000 for the six months ended June 30, 2009 included a $1.8 million gain on sale of securities, which was partially offset by write-downs of two securities totaling $645,000.  This $1.2 million net gain on the sale and write-down of securities for the six months ended June 30, 2009 was partially offset by a $239,000 loss on the disposition of assets.  Net non-recurring gains of $41,000 for the six months ended June 30, 2008 were due to gains on the disposition of assets.

Non-interest expense increased 9% to $15.3 million for the six months ended June 30, 2009, as compared to $14.0 million for the same period last year. The increase in non-interest expense included: (1) an increase of $90,000 or 1% in salaries and benefits expense due to normal salary increases, (2) an increase of $209,000 or 9% in occupancy expense due to an increase in furniture and equipment expense, and (3) a net increase of $955,000 or 23% in non-interest expenses other than salary, benefits and occupancy expenses.  The increase in non-interest expenses other than salary, benefits and occupancy expenses is primarily attributable to an increase of $337,000 in debit card expense and an increase of $787,000 in FDIC insurance expense due an increase in 2009 FDIC insurance assessment rates combined with a $453,000 FDIC insurance special assessment payable September 30, 2009 that was accrued as of June 30, 2009.

Total assets as of June 30, 2009 amounted to $1.0 billion, an increase of 8% compared to total assets of $938.5 million at June 30, 2008.  This increase is primarily attributable to an increase in investment securities available for sale combined with an increase in loans.  Available for sale securities increased 53% to $180.5 million as of June 30, 2009 compared to $118.0 million as of June 30, 2008 primarily due to $50.9 million in securities purchased in a leverage transaction used to offset to cost of the Company’s CPP dividend.  Loans increased 3% to $778.2 million as of June 30, 2009 compared to $756.2 million as of June 30, 2008.

Non-performing assets increased 62% to $25.4 million or 2.50% of total assets at June 30, 2009, compared to $15.5 million or 1.54% of total assets at March 31, 2009 primarily due to a $9.5 million increase in non-performing loans combined with a $261,000 increase in Other Real Estate Owned.  Non-performing assets amounted to $11.3 million or 1.20% of total assets at June 30, 2008.  Non-performing loans include $5.0 million in construction and acquisition and development loans, $16.9 million in commercial and residential mortgage loans and $1.6 million in other loans at June 30, 2009 as compared to $2.5 million in construction and acquisition and development loans, $10.0 million in commercial and residential mortgage loans and $1.2 million in other loans as of March 31, 2009.  The allowance for loan losses at June 30, 2009 amounted to $13.3 million or 1.71% of total loans compared to $9.6 million or 1.27% of total loans at June 30, 2008.

Deposits amounted to $767.4 million as of June 30, 2009, representing an increase of 6% over deposits of $722.6 million at June 30, 2008.  Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposits of denominations less than $100,000, increased $29.7 million to $528.8 million at June 30, 2009 as compared to $499.1 million at June 30, 2008.  Certificates of deposit in amounts greater than $100,000 or more totaled $236.9 million at June 30, 2009 as compared to $223.5 million at June 30, 2008.

Securities sold under agreement to repurchase increased $9.1 million to $36.8 million at June 30, 2009 as compared to $27.6 million at June 30, 2008 as concerted efforts to promote cash management services have increased customer usage of this product.  Short-term Federal Reserve Bank borrowings amounted to $7.5 million as of June 30, 2009.

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS – PAGE FOUR

Peoples Bank operates 21 offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2008.

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE FIVE

CONSOLIDATED BALANCE SHEETS
June 30, 2009, December 31, 2008 and June 30, 2008
(Dollars in thousands)

	June 30, 2009	December 31, 2008	June 30, 2008
	(Unaudited)		(Unaudited)
ASSETS:
Cash and due from banks	$22,208	$19,743	$24,291
Interest bearing deposits	1,428	1,453	1,430
Federal funds sold	-	6,733	2,621
Cash and cash equivalents	23,636	27,929	28,342

Investment securities available for sale	180,493	124,916	117,967
Other investments	5,935	6,303	6,753
Total securities	186,428	131,219	124,720

Loans	778,220	781,188	756,234
Mortgage loans held for sale	2,717	-	-
Less: Allowance for loan losses	(13,290)	(11,025)	(9,642)
Net loans	767,647	770,163	746,592

Premises and equipment, net	17,704	18,297	18,192
Cash surrender value of life insurance	7,151	7,019	6,898
Accrued interest receivable and other assets	13,583	14,135	13,760
Total assets	$1,016,149	$968,762	$938,504

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$111,582	$104,448	$112,589
NOW, MMDA & Savings	244,556	210,058	206,661
Time, $100,000 or more	236,856	220,374	223,454
Other time	174,361	186,182	179,858
Total deposits	767,355	721,062	722,562

Demand notes payable to U.S. Treasury	1,474	1,600	1,464
Securities sold under agreement to repurchase	36,768	37,501	27,623
Short-term Federal Reserve Bank borrowings	7,500	5,000	-
FHLB borrowings	77,000	77,000	87,000
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	6,974	4,852	7,025
Total liabilities	917,690	867,634	866,293

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; issued and outstanding
25,054 shares in 2009 and 2008	24,406	24,350	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,539,056 shares in 2009 and 2008	48,269	48,269	48,142
Retained earnings	23,479	22,985	22,177
Accumulated other comprehensive income (loss)	2,305	5,524	1,892
Total shareholders' equity	98,459	101,128	72,211

Total liabilities and shareholders' equity	$1,016,149	$968,762	$938,504

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE SIX

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2009 and 2008
(Dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$10,875	$12,629	$21,941	$25,673
Interest on federal funds sold	-	17	1	35
Interest on investment securities:
U.S. Government sponsored enterprises	1,326	1,106	2,562	2,240
States and political subdivisions	288	216	541	443
Other	34	105	59	235
Total interest income	12,523	14,073	25,104	28,626

INTEREST EXPENSE:
NOW, MMDA & savings deposits	686	783	1,277	1,707
Time deposits	2,485	3,657	5,456	7,931
FHLB borrowings	901	884	1,755	1,831
Junior subordinated debentures	148	230	329	557
Other	104	146	209	354
Total interest expense	4,324	5,700	9,026	12,380

NET INTEREST INCOME	8,199	8,373	16,078	16,246
PROVISION FOR LOAN LOSSES	2,251	681	4,017	1,072
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	5,948	7,692	12,061	15,174

NON-INTEREST INCOME:
Service charges	1,356	1,256	2,583	2,403
Other service charges and fees	503	638	1,096	1,267
Gain (loss) on sale and write-down of securities	1,399	-	1,151	-
Mortgage banking income	311	182	504	361
Insurance and brokerage commission	96	120	199	226
Miscellaneous	586	606	904	1,151
Total non-interest income	4,251	2,802	6,437	5,408

NON-INTEREST EXPENSES:
Salaries and employee benefits	4,056	3,830	7,635	7,545
Occupancy	1,278	1,182	2,633	2,424
Other	2,622	2,102	5,030	4,075
Total non-interest expense	7,956	7,114	15,298	14,044

EARNINGS BEFORE INCOME TAXES	2,243	3,380	3,200	6,538
INCOME TAXES	883	1,188	1,215	2,292

NET EARNINGS	1,360	2,192	1,985	4,246

Dividends and accretion on preferred stock	349	-	550	-

NET EARNINGS AVAILABLE TO
COMMON SHAREHOLDERS	$1,011	$2,192	$1,435	$4,246

PER COMMON SHARE AMOUNTS
Basic net earnings	$0.18	$0.39	$0.26	$0.76
Diluted net earnings	$0.18	$0.39	$0.26	$0.75
Cash dividends	$0.07	$0.12	$0.17	$0.24
Book value	$13.25	$12.92	$13.25	$12.92

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE SEVEN

FINANCIAL HIGHLIGHTS
For the three and six months ended June 30, 2009 and 2008
(Dollars in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$149,680	$115,978	$141,289	$117,131
Loans	779,733	735,848	779,915	728,242
Earning assets	952,554	864,114	937,997	856,952
Assets	1,007,690	920,166	992,842	911,163
Deposits	759,215	713,033	749,718	704,418
Shareholders' equity	100,517	74,548	101,588	75,049

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.55%	3.99%	3.56%	3.91%
Return of average assets	0.54%	0.96%	0.40%	0.94%
Return on average shareholders' equity	5.42%	11.83%	3.94%	11.38%
Shareholders' equity to total assets (period end)	9.69%	7.69%	9.69%	7.69%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$12,064	$9,370	$11,026	$9,103
Provision for loan losses	2,251	681	4,017	1,072
Charge-offs	(1,104)	(497)	(2,056)	(688)
Recoveries	79	88	303	155
Balance, end of period	$13,290	$9,642	$13,290	$9,642

ASSET QUALITY:
Non-accrual loans			$22,538	$9,819
90 days past due and still accruing			916	413
Other real estate owned			1,972	1,060
Total non-performing assets			$25,426	$11,292
Non-performing assets to total assets			2.50%	1.20%
Allowance for loan losses to non-performing assets			52.27%	85.38%
Allowance for loan losses to total loans			1.71%	1.27%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans
	By Risk Grade*
	6/30/2009	6/30/2008
Risk 1 (excellent quality)	3.74%	9.91%
Risk 2 (high quality)	16.58%	13.38%
Risk 3 (good quality)	59.87%	66.53%
Risk 4 (management attention)	11.81%	7.17%
Risk 5 (watch)	3.90%	1.29%
Risk 6 (substandard)	1.19%	0.42%
Risk 7 (low substandard)	0.00%	0.00%
Risk 8 (doubtful)	0.00%	0.00%
Risk 9 (loss)	0.00%	0.00%

*Excludes non-accrual loans

At June 30, 2009 there were four relationships exceeding $1.0 million (which totaled $7.9 million) in the Watch risk grade, three relationships exceeding $1.0 million in the Substandard risk grade (which totaled $7.0 million) and no relationships exceeding $1.0 million in the Low Substandard risk grade. These customers continue to meet payment requirements and these relationships would not become non-performing assets unless they are unable to meet those requirements.

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